Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-271098 and 333-271094 on Form S-8 of our reports dated February 26, 2024, relating to the financial statements of Crane Company, and the effectiveness of Crane Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Stamford, Connecticut
February 26, 2024